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                                                                       Exhibit 1

              PROCEDURES LETTER-FLOATING AND FIXED RATES FOR LOAN
              ---------------------------------------------------



Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690


Gentlemen:


     Volk Enterprises, Inc., a Delaware corporation (the "Company") hereby requests that the $3,000,000.00 demand loan made or to be made on or about May 1, 1997 to the Company by Harris Trust and Savings Bank (the "Loan") be subject to and documented upon the following terms and conditions.

     Portions of the principal of the Loan ("Portions") shall bear interest prior to demand either (i) at a rate per annum which is equal to the rate from time to time announced by you as your prime commercial rate, with any change in the interest rate on such principal indebtedness by virtue of a change in such prime commercial rate to be and become effective as of and on the date of the relevant change in such prime commercial rate (such principal indebtedness which bears reference to our prime commercial rate being hereinafter referred to as the "Floating Rate Portion" of the Loan) or (ii) at our request, if you so agree, at a short term fixed rate of interest on and subject to the terms hereinafter set forth (such principal indebtedness which bears reference to such a fixed rate being hereinafter referred to as a "Fixed Rate Portion" of the
Loan). All of the principal of the Loan shall initially constitute the Floating Rate Portion except to the extent you and we agree to create one or more Fixed Rate Portions. All of the principal of the Loan which bears interest with reference to a particular fixed rate for a particular Interest Period shall constitute a single Fixed Rate Portion of the Loan. All of the principal of the Loan which is not part of a Fixed Rate Portion shall constitute a single Floating Rate Portion of the Loan. Subject to the terms of this letter, portions may be converted from one basis to the other, except that unless you agree otherwise, a Fixed Rate Portion (i) may only be converted as of the last day of the Interest Period applicable thereto (so as to thereby create a new Fixed Rate Portion or add to the Floating Rate Portion) and (ii) on the last day of such Interest Period, shall automatically be converted into the Floating Rate Portion unless you and we agree to create a new Fixed Rate Portion from the old Fixed Rate Portion pursuant to the procedures set forth in this letter.

     You will from time to time receive telephonic requests to create Fixed Rate Portions from any one of the persons authorized to set interest rates on our behalf under the terms of this letter, each such request to specify the amount of the requested Fixed Rate Portion (which, unless you agree otherwise, must be in a minimum amount of $1,000,000.00) and the period through which the interest rate applicable to such Fixed Rate Portion is to be fixed (each such period being hereinafter referred to as an "Interest Period"). If you are willing to create a Fixed Rate Portion for the amount and
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for the Interest Period requested, you shall advise the requesting person of the interest rate at which you are prepared to create such Fixed Rate Portion and if the person acting on our behalf indicates that such rate is acceptable, the Fixed Rate Portion shall be deemed created. We acknowledge and agree that you have no obligation to quote rates or to create any Fixed Rate Portion after receiving a request therefor from us and that each Fixed Rate Portion you create shall be subject to such other terms and conditions as are mutually agreed upon between you and us.

     Any payments on the Loan shall first be deemed applied to the Floating Rate Portion of the Loan until payment in full thereof and shall then be applied to the Fixed Rate Portions of the Loan in the order in which their Interest Periods expire. Nevertheless, we agree that no Fixed Rate Portion of the Loan may be voluntarily prepaid. In the event you shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by you to fund or maintain any Fixed Rate Portion or the relending or reinvesting of such deposits or amounts paid or prepaid by us) as a result of any payment (whether voluntary or as a result of a demand hereunder) of a Fixed Rate Portion on a date other than the last day of the Interest Period applicable thereto, then upon your demand, we shall pay you such amounts as will reimburse you for such loss, cost or expense. If you make such a claim for compensation, you shall provide to us a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificates shall be conclusive and binding on us as to the amount thereof except in the case of manifest error.

     Interest on the Loan shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable, in the case of Floating Rate Portions, on the last day of June, 1997, and in the case of Fixed Rate Portions, on the last day of their Interest Period and, if such Interest Period is longer than 3 months, every 3 months after the Portion is made, and, in the case of all Portions, upon demand.

     In the event that the Company fails to pay any Portion of the Loan when due (whether by lapse of time, upon demand or otherwise), such unpaid amount shall thereafter bear interest, which the Company hereby promises to pay at your offices in Chicago, Illinois, at a rate per annum determined by adding 2% to the rate announced by you from time to time as your prime commercial rate, or, in the case of a Fixed Rate Portion, a rate which is equal at all times to the greater of (i) the rate per annum determined by adding 2% to the rate applicable to such Portion prior to maturity or (ii) the rate per annum determined by adding 2% to the rate from time to time announced by you as your prime commercial rate.

     The Loan shall be payable on demand, and shall be made against and evidenced by a promissory note of the Company payable to your order in the aggregate principal amount of $3,000,000.00, such note to be in the form of Exhibit A attached hereto (the "Note"). The unpaid principal balance of the Loan, the status of the Loan as the Floating Rate Portion or Fixed Rate Portions and the rates of interest and Interest Periods applicable to Fixed Rate Portions shall be recorded by you on your books and records or, at your option, endorsed on the reverse side of the Note or on a schedule thereto and the unpaid principal balance, status and interest rates at any time so recorded or endorsed shall be prima facie evidence in any court or other proceedings brought to enforce the Note of the amount remaining unpaid thereon, the interest rate applicable thereto and the status of the Loan.

                                       2
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     We agree to confirm each creation of a Fixed Rate Portion in writing by mailing on the same day a letter in the form attached hereto as Exhibit B signed by any one of the following: ________________________________________________

______________________________________________________________________________.
It is understood, however, that pending receipt of such letter by you in the ordinary course of the mails, that we shall be obligated to repay the principal of the Loan with interest at the rate accepted by telephone by an authorized person or a person purporting to be an authorized person in accordance with the foregoing arrangement as set forth in this letter notwithstanding that any such rate is not confirmed as contemplated above.

     The persons authorized to give you telephonic instructions to set the interest rate on the Loan in accordance with the foregoing are ________________________________________________________. In acting on telephonic instructions from any of such persons in accordance with the terms of this Agreement, you shall be entitled to rely on instructions given by any person purporting to be any one of such officers and shall have no liability to us on account of any action taken by you pursuant to such telephonic instructions provided you have acted in good faith in connection therewith. You are, of course, authorized to set the interest rate on the Loan upon the written instructions of any officers authorized to set the rate by telephonic advice.

     This Agreement and the arrangements and authorizations herein contemplated shall remain in full force and effect, unless and until you have received written notice from the Company of the termination or modification of this Agreement at your office in Chicago, Illinois or unless and until the Company has received such a notice at its address as shown on your records from you; provided that no such termination or modification by the Company shall affect any transaction which occurred prior to the receipt of such notice by you nor shall any such termination or modification become effective without your written consent unless and until the Loan shall have been repaid in full. This Agreement and your acceptance of this Agreement as hereinafter contemplated do not impair or otherwise affect the demand nature of the Loan. This Agreement and the rights and remedies of the parties hereto shall be governed by the laws of Illinois.

     If you are in agreement with the foregoing, please sign in the appropriate place on the enclosed counterpart and return such counterpart to us, whereupon this letter shall become a binding agreement between you and us.

     Dated this 1st day of May, 1997.



                               Very truly yours,

                               VOLK ENTERPRISES, INC.


                               By: /s/ Edward R. Pierce
                                   -------------------------------------------

                               Its: Vice President and Chief Financial Officer


                               Accepted as of the date last above written.

                               HARRIS TRUST AND SAVINGS BANK


                               By: /s/ Donald J. Buse
                                   -------------------------------------------

                               Its: Vice President

                                    SECURED
                                     NOTE


$3,000,000.00                                                  May 1, 1997


     On Demand, for value received, the undersigned, Volk Enterprises, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Harris Trust And Savings Bank (the "Bank") at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of THREE MILLION and 00/100 Dollars ($3,000,000.00).

     This Note evidences both the Floating Rate Portion and Fixed Rate Portions of the Loan evidenced hereby as such terms are defined in that certain Procedures Letter-Floating And Fixed Rate for Loan bearing even date herewith (the "Procedures Letter") by and between the Company and the Bank as the same may from time to time be amended, renewed or extended and the Company hereby promises to pay interest on the Loan evidenced hereby at the rate and time specified therefor in the Procedures Letter. All capitalized terms used herein without definition shall have the same meanings herein as in the Procedures Letter.

     The unpaid principal balance of the Loan, the status of the Loan as the Floating Rate Portion or a Fixed Rate Portion and, in the case of the Fixed Rate Portions, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or (so long as this Note is held by Harris Trust and Savings Bank) recorded on the books and records of the holder hereof and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount so endorsed on the reverse side hereof or recorded on the books and records of Harris Trust and Savings Bank shall be prima facie evidence of all such amounts.

     Payment of this Note is secured by that certain Security Agreement Re:
Accounts Receivable, General Intangibles, Inventory and Equipment dated as of January 31, 1992 (the "Security Agreement") between the Company and the Bank, and this Note and the holder hereof are entitled to all the benefits provided for under the Procedures Letter and the Security Agreement, to which reference is hereby made for a statement thereof. The Company hereby waives presentment and notice of dishonor. The Company agrees to pay to the holder hereof all expenses incurred or paid by such holder, including attorney's fees and court costs, in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of Illinois.

                               VOLK ENTERPRISES, INC.


                               By: /s/ Edward R. Pierce
                                   -------------------------------------------

                               Its: Vice President and Chief Financial Officer



                                   Exhibit A
                                   ---------

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                                 CONFIRMATION

                             (FIXED RATE PORTION)



                                            ____________________, 19___

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois

     Attention: EMM West - 111/10C

Gentlemen:

     This will confirm the telephone conversation Ms./Mr. ____________________ had with your office today whereby we arranged under the Procedures Letter currently in effect between us for a $________________ Fixed Rate Portion of our Loan to bear interest at the rate of ____% per annum for the period ending ____________ days from this date. We promise to pay interest on such Fixed Rate Portion of the Loan as provided for in the terms of the Procedures Letter.


                               VOLK ENTERPRISES, INC.


                               By: /s/ Edward R. Pierce
                                   -------------------------------------------

                               Its: Vice President and Chief Financial Officer



                                   Exhibit B
                                   ---------

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

                                  RESOLUTIONS


     I, ___________________________, do hereby certify that I am the duly elected, qualified and acting __________ Secretary of Volk Enterprises, Inc., a corporation duly organized and existing under the laws of the State of Delaware, and that as such __________ Secretary, I am the keeper of the records and corporate seal of said Corporation.

     I further certify that the following is a full, true and correct copy of resolutions adopted by the Board of Directors of said Corporation at a meeting of said Board duly called, convened and held on the _____ day of __________, 1997, at which meeting a majority and quorum of said Board were present and acting throughout and voted in favor of the adoption thereof, that said resolutions are still in full force and effect and do not in any manner contravene the Charter or By-Laws of said Corporation:

     WHEREAS, Harris Trust and Savings Bank, Chicago, Illinois (the "Bank") has granted this Corporation a demand loan facility in the amount of $3,000,000.00 with borrowings under such facility to bear interest prior to demand on the balance of principal from time to time remaining unpaid thereon at the rate per annum which is equal the prime commercial rate of the Bank from time to time in effect or at a fixed rate of interest, such borrowings to be made and repaid on a revolving basis and this Corporation has requested that all borrowings by this Corporation under such facility be evidenced by a master promissory note of this Corporation; and

     WHEREAS, there is now before this Board of Directors, a copy of a Procedures Letter - Floating and Fixed Rates For Loan (the "Agreement") embodying the terms and conditions under which borrowings under the aforesaid loan facility will be made and a form of demand promissory note to evidence said borrowings (the "Note") and said Agreement and Note having been examined by this Board are in the judgement of the Board in their proper form for their intended purposes;

     NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED BY THIS BOARD OF DIRECTORS as follows:

     1.  Any one of the following officers and/or employees of this Corporation:

________________________________________________________________________________

________________________________________________________________________________
be and each of them is hereby authorized, empowered and directed for, in the name and on behalf of this Corporation (and attested to by its Secretary or Assistant Secretary and under its corporate seal if so requested by the Bank), to execute and deliver to the Bank a Procedures Letter - Floating and Fixed Rates For Loan containing substantially the terms, conditions and provisions as set forth in the form of Agreement now before this meeting and hereby approved, and/or such additional, modified or revised terms as may be acceptable to any of said officers and/or employees as evidenced by his execution thereof and also to borrow from the Bank up to $3,000,000.00 and in evidence thereof to execute and deliver a promissory note of this Corporation in the form of the Note now before this meeting and hereby approved or containing such additional, modified or revised terms as may be acceptable to any of said officers and/or employees by his execution thereof, and to enter into, execute and deliver such amendments or modifications to said Agreement from time to time as may be acceptable to any of said officers and/or employees as evidenced by his execution thereof, including amendments changing the persons authorized to act on behalf of this Corporation thereunder or under numbered paragraphs one and two of these Resolutions and also to execute and deliver new promissory notes and letter agreements to the Bank when from time to time appropriate in order to continue the arrangements contemplated by the Note and Agreement now before this meeting in effect through any changes (including increases) in this Corporation's credit arrangement with the Bank.

     2.  That any one of the following officers and/or employees of this
Corporation:

________________________________________________________________________________

________________________________________________________________________________
be and each of them is hereby authorized, directed and empowered for and on behalf and in the name of this Corporation to, by telephone or in writing (including by telecopy or other facsimile means) request borrowings from and direct repayment to, the Bank from time to time pursuant to said Agreement in such amounts from time to time as such officers and/or employees deem appropriate and to orally direct the transfer by wire of funds so borrowed to the account of this Corporation at the Bank and to select the interest rate options applicable to the borrowings by this Corporation under its revolving loan facility in accordance with the Agreement.

     3. Any of the officers, agents and employees of this Corporation be and they are hereby authorized, empowered and directed to do and perform such other acts and things, and to make, execute and deliver from time to time such other documents and instruments on behalf of this Corporation in order to comply with or evidence compliance with the terms of said Agreement and any other documents as so executed.

     4. The __________ Secretary of this Corporation shall deliver a certified copy of these resolutions to the Bank, and the Bank shall be entitled conclusively to presume as against this Corporation that these resolutions remain in full force and effect and said officers, employees and agents authorized hereunder continue to be authorized to act pursuant to the authority herein granted unless and until said Bank shall have actually received written notification from the __________ Secretary or other officer of this Corporation of the rescission, modification or amendment of these resolutions or of the authorization herein contained; but no such rescission, modification or amendment shall affect any transaction occurring prior to the actual receipt by the Bank of such written notice.

     5. These Resolutions shall be in addition to and supplementary of all resolutions of this Board of Directors now or hereafter on file with said Bank and this Resolution shall not revoke, supersede or modify any of such other resolutions.

     I further certify that the Agreement and Note referred to in said resolutions as being before this meeting are in the same forms, respectively, as the Procedures Letter - Floating and Fixed Rates For Loan dated as of May 1, 1997 and as the Demand Note dated as of May 1, 1997 each as executed by this Corporation and delivered to the Bank, excepting only for such changes and amendments as are and were approved by the duly authorized officer and/or employee as evidenced by his execution thereof.

                                       7
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     I further certify that the persons named below are at the date hereof the duly elected, qualified and acting incumbents of the respective offices and/or job titles of this Corporation set out at the left of their respective names, and the signatures at the right of said names, respectively, are the genuine signatures of said officers and/or employees:

   Title/Job Description              Name                    Signature
   ---------------------              ----                    ---------

---------------------------   ----------------------    --------------------

---------------------------   ----------------------    --------------------

---------------------------   ----------------------    --------------------

---------------------------   ----------------------    --------------------

     IN WITNESS WHEREOF, I have hereunto set my hand and the corporate seal of said Corporation this 1st day of May, 1997.

                                ____________________________
                                __________ Secretary as aforesaid


(Corporate Seal)                ____________________________
                                Other Officer

                                ____________________________
                                Title

This Resolution must also be signed by a second officer of the corporation or a member of its Board of Directors if the Secretary (or other certifying officer) is authorized to act alone by the above resolutions.

                                       8